UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2015

CORNERWORLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-128614	98-0441869
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13010 Preston Road, Suite 510

Dallas, Texas 75240

(Address of principal executive offices) (zip code)

(888) 837-3910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 6, 2015, CornerWorld Corporation (“CornerWorld” or the “Company”) effectuated a Reverse Stock Split such that every 35 shares of common stock outstanding shall be automatically, and with no further action by the holder of such share, reverse-split into one share of common stock. The foregoing description is qualified in its entirety by reference to the full text of the Certificate of Amendment to Articles of Incorporation, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On August 13, 2015, the Company’s Board of Directors formally approved a plan whereby the Company would split its entire telecommunications services segment, Woodland Holdings Corporation (“Woodland”), into a separate reporting entity (the “Spin-off”). Accordingly, Woodland filed a Registration Statement on Form 10 for the purpose of registering its shares in anticipation of the Spin-off. On October 14, 2015, the US Securities and Exchange Commission (the “SEC”) formally informed the Company that Woodland’s registration statement had become effective, clearing the way for the Spin-off. The Company’s Board of Directors has targeted November 30, 2015 as the Spin-off date whereby shareholders of record as of November 30, 2015 (the “Record Date”) would receive shares of Woodland in their pro-rata ownership percentage of CornerWorld. For every share owned by the Company’s shareholders as of the Record Date, those same shareholders will be issued 1 share of Woodland common stock.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations of CornerWorld Corporation

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CornerWorld Corporation

Dated: November 9, 2015	By:	/s/ V. Chase McCrea III V. Chase McCrea III Chief Financial Officer